Exhibit 23.1

CONSENT OF
BROWN ARMSTRONG
ACCOUNTANCY CORPORATION

To the Board of Directors and Shareholders of Tri-Valley Corporation
Bakersfield, California

We consent to the incorporation by reference in the prospectus constituting a part of this registration statement on Form S-3 of our report dated March 30, 2009, relating to the consolidated financial statements of Tri-Valley Corporation, appearing in the annual report on Form 10-K of Tri-Valley Corporation for the year ended December 31, 2008, as amended by Amendment No. 1 on Form 10-K/A.

We also consent to the reference to us under the caption “Experts” in the prospectus which is part of this registration statement.

BROWN ARMSTRONG
ACCOUNTANCY CORPORATION

Bakersfield, California
October 12, 2009